Exhibit 3.1

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                          CFW COMMUNICATIONS COMPANY


                                   ARTICLE I

          The name of the Corporation is NTELOS Inc.

                                  ARTICLE II

          The Corporation shall have authority to issue 75,000,000 shares of Common Stock, without par value, and 1,000,000 shares of Preferred Stock, without par value. No holder of shares of any class of the Corporation shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of the Corporation, whether now or hereafter authorized;
(ii) any warrants, rights or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights or options to purchase any such shares.

          Preferred Stock. The Board of Directors may determine the preferences,
          ---------------
limitations and relative rights, to the extent permitted to the Virginia Stock Corporation Act, of any class of shares of Preferred Stock before the issuance of any shares of such class, or of one or more series within a class of Preferred Stock before the issuance of any shares of such series. Each such class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The Preferred Stock of all series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of share of other series of the same class.

          Prior to the issuance of any shares of a class or series of Preferred Stock (1) the Board of Directors shall establish such class or series by adopting a resolution and by filing with the State Corporation Commission of Virginia articles of amendment setting forth the designation and number of shares of the class or series and the relative rights and preferences thereof, and (2) the State Corporation Commission of Virginia shall have issued a certificate of amendment.

          The Board of Directors has established (i) Junior Participating Cumulative Preferred Stock, Series A, (ii) Senior Cumulative Convertible Preferred Stock, Series B and (iii) Senior Cumulative Convertible Preferred Stock, Series C, the preferences, limitations and relative rights of which are set forth in Appendix I, Appendix II and Appendix III, respectively.

          Common Stock. The holders of Common Stock shall, to the exclusion of
          ------------
the holders of any other class of stock of the Corporation, have the sole and full power to vote for the election of directors and for all other purposes without limitation except only (i) as otherwise provided in the articles of amendment for a particular class or series of Preferred Stock, and (ii) as otherwise expressly provided by the then existing statutes of the Commonwealth of Virginia.

The holders of Common Stock shall have one vote for each share of Common Stock held by them.

          Subject to the provisions of any articles of amendment for a class or series of Preferred Stock, the holders of Common Stock shall be entitled to receive dividends if, when and as declared by the Board of Directors out of funds legally available therefor and to the net assets remaining after payment of all liabilities upon voluntary or involuntary liquidation of the Corporation.

                                  ARTICLE III

     (1)  Number, Election and Term of Directors. The number of Directors
          --------------------------------------
constituting the Board of Directors shall be fixed by the by-laws, or in the absence of a by-law fixing the number, the number shall be eleven; provided that the number of directors of the Corporation set forth in the by-laws cannot be increased by more than two during any twelve-month period except by the affirmative vote of the holders of more than 66 2/3% of the outstanding Voting Shares. Commencing with the 1988 annual meeting of shareholders, the Board of Directors shall be divided into three classes, Class I, Class II and Class III, which shall be an nearly equal in number as possible. The Directors of the first class (Class I) shall hold office for a term expiring at the 1989 Annual Meeting of Shareholders; the Directors of the second class (Class II) shall hold office for a term expiring at the 1990 Annual Meeting of Shareholders; and the Directors of the third class (Class III) shall hold office for a term expiring at the 1991 Annual Meeting of Shareholders. At each annual meeting of shareholders thereafter the successors to the class of Directors whose term shall then expire shall be identified as being of the same class as the Directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. Whenever the number of Directors is changed, any newly-created directorship or any decrease in directorships shall be so apportioned among the classes by the Board of Directors so as to make all classes as nearly equal in number as possible.

     (2)  Newly-Created Directorships and Vacancies. Subject to the rights of
          -----------------------------------------
the holders of any Preferred Stock then outstanding, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase by not more than two in the number of directors, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, and the Directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     (3)  Removal of Directors. In addition to any other vote that may be
          --------------------
required by statute, these Articles of Incorporation or any amendment thereto, or the By-laws of the Corporation, any Director may be removed only by the affirmative vote of more than 66 2/3% of the outstanding Voting Shares.

     (4)  Amendment or Repeal. In addition to any other vote that may be
          -------------------
required by statute, these Articles of Incorporation or any amendment thereto, or the By-laws of the Corporation, the provisions of this Article shall not be amended or repealed, nor shall any provision of these Articles of Incorporation be adopted that is inconsistent with this Articles, unless such action shall have been approved by the affirmative vote of either:

          (a) the holders of more than 66 2/3 of the outstanding Voting Shares (notwithstanding anything to the contrary in Article IV); or

          (b) a majority of those Directors who are Continuing Directors and the holders of the requisite number of shares specified by the Board of Directors pursuant to Article IV for the amendment of these Articles of Incorporation.

     (5)  Certain Definitions. For purposes of this Article.
          -------------------

          (a)  "Continuing Director" means any member of the Board of Director
                -------------------
          who:

               (i) was elected to the Board of Directors of the Corporation at the Corporation's organizational meeting on January 25, 1988; or

               (ii) was recommended for election by, or as elected to fill a vacancy and received the affirmative vote of, a majority of the Continuing Directors then on the Board.

          (b)  "Voting Shares" shall mean the outstanding shares of all classes
                -------------
          or series of the Corporation's stock entitled to vote generally in the election of Directors.

                                  ARTICLE IV

Unless the Board of Directors conditions its submission of a proposed extraordinary corporate event (as defined below) on a receipt of a greater vote, any extraordinary corporate event that requires shareholder approval under the Code of Virginia, 1950, as amended (the "Virginia Code"), shall be approved by
                                         -------------
not less than a majority of the votes cast on the proposed event by each class or series of stock entitled to vote on such event at a meeting at which a quorum of each such class or series exists. For purpose of this Article IV, "extraordinary corporate event" means any amendment to the Articles of Incorporation pursuant to Virginia Code (S) 13.1-707, any merger pursuant to Virginia Code (S) 13.1-717, any sale of all or substantially all of the assets of the Corporation pursuant to Virginia Code (S) 13.1-724 or any dissolution of the Corporation pursuant to Virginia Code (S) 13.1-742. The provisions of this
Article IV shall not be deemed to affect any shareholder vote required by
Article 14 of the Virginia Stock Corporation Act.

                                   ARTICLE V

     1)   In this Article:

          "applicant" means the person seeking indemnification pursuant to this Article.

          "expenses" includes counsel fees.

          "liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

          "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

     (2) In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no Director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages in excess of $0.00 with respect to any transaction, occurrence, or course of conduct, whether prior or subsequent to the effective date of these Articles, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

     (3) The Corporation shall indemnify (a) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a Director or officer of the Corporation, or (b) any Director or officer who is or was serving at the request of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to enter into a contract to indemnify any Director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

     (4) The provisions of this Article shall be applicable to all proceedings commenced after the effectiveness of these Articles, arising from any act or omission, whether occurring before or after such effectiveness. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such Director or officer in connection with such actions and determinations or proceedings of any kind arising therefrom.

     (5) The termination of any proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, shall not of
                               ---- ----------
itself create a presumption that the applicant did not meet the standard of conduct described in Sections (2) or (3) of this Article.

     (6) Any indemnification under Section (3) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section (3).

          The determination shall be made:

          (a) By the Board of Directors by a majority vote of a quorum consisting of Directors not at the time parties to the proceeding;

          (b) If a quorum cannot be obtained under subsection (a) of this Section, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding;

          (c)  By special legal counsel;

               (i) Selected by the Board of Directors or its committee in the manner prescribed in subsection (a) or (b) of this Section; or

               (ii) If a quorum of the Board of Directors cannot be obtained under subsection (a) of this Section and a committee cannot be designated under subsection (b) of this Section, selected by majority vote of the full Board of Directors, in which selected Directors who are parties may participate; or

          (d) By the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the proceeding may not be voted on the determination.

          Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection
(c) of this Section (6) to select counsel.

          Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

     (7) (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section (3) if the applicant furnishes the Corporation:

               (i) a written statement of his good faith belief that he has met the standard of conduct described in Section (3); and

               (ii) a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.

          (b) The undertaking required by paragraph (ii) of subsection (a) of this Section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

          (c) Authorizations of payments under this Section shall be made by the persons specified in Section (6).

     (8) The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested Directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in Sections (2) or
(3) of this Article who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section (3). The provisions of Sections (4) through (7) of this Article shall be applicable to any indemnification provided hereafter pursuant to this Section (8).

     (9) The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

     (10) Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, by-laws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the Directors of the Corporation shall be a party to or beneficiary of any of such agreements, by-laws or arrangements); provided, however, that any provision of such agreements,
                       -----------------
by-laws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.

          (11) Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

                                                                      Appendix I

          Junior Participating Cumulative Preferred Stock, Series A. The
          ---------------------------------------------------------
Corporation has designated 100,000 shares of the authorized but unissued shares of the Corporation's Preferred Stock, without par value, as Junior Participating Cumulative Preferred, Series A (hereinafter referred to as "Series A Preferred
                                                            ------------------
Stock"). The terms of the Series A Preferred Stock, in the respect in which the
-----
shares of such series may vary from shares of any and all other series of Preferred Stock, are as follows:

          (a)  Dividends and Distributions.
               ---------------------------

               (1) Subject to the prior and superior rights of the holders of any shares of any series of the Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends payable quarterly on March 31, June 30, September 30 and December 31 (each such date being referred to herein as a "Quarterly Dividend
                                                         ------------------
          Payment Date"), commencing on the first Quarterly Dividend Payment
          ------------
          Date after the first issuance of a share or fraction of a share of a Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $250 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of a Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after February 26, 1990 (the "Rights Declaration Date"), (i) declare any
                                  -----------------------
          dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (2) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (1) above immediately after it declares a dividend or distribution on the Common Stock (other than dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend at the rate of $250 per shares on the Series A

          Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (3) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, is which case dividends on such shares shall begin to accrue from the date of the issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

          (b)  Voting Rights. The holders of shares of Series A Preferred Stock
               -------------
     shall have the following voting rights:

               (1) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares in Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (2) Except as otherwise provided herein, in the Articles of Incorporation or under applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one voting group on all matters submitted to a vote of stockholders of the Corporation.

               (3) i) If at any time dividends on any shares of Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (a "default
                                             -------
          period") that shall extend until such time and when all accrued and
          ------
          unpaid dividend periods for all previously quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of the outstanding shares of Series A Preferred Stock together with any other series of Preferred Stock then entitled to such a vote under the terms of the Articles of Incorporation, voting as a separate voting group, shall be entitled to elect two members of the Board of Directors of the Corporation.

                    ii) During any default period, such voting right of the holders of Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Subsection (b)(3) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock on such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a separate voting group, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then existing up to two (2) Directors, or if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

                    iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of any and all series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman, President, a Vice Chairman, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (b)(3)(iii) shall be given to each holder of record of Preferred

               Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request. In the event such meeting is not called within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph
               (b)(3)(iii), no such special meeting shall be called during the period with 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                    iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a separate voting group, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (b)(3)(ii)) be filled by vote of a majority of the remaining Directors theretofore elected by the voting group which elected the Director whose office shall have become vacant. References in this paragraph (b)(3)(iv) to Directors elected by a particular voting group shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                    v)   Immediately upon the expiration of a default period,
               (x) the right of the holders of Preferred Stock, as a separate voting group, to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock, as a separate voting group, shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Articles of Incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraphs
               (b)(3)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation or bylaws). Any vacancies in the Board of Directors affected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

               (4) Except as set forth herein or as otherwise provided in the Articles of Incorporation, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent that they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          (c)  Certain Restrictions.
               --------------------

               (1) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Subsection (a) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not;

                    i) declare or pay or set apart for payment any dividends (other than dividends payable in shares of any class or classes of stock of the Corporation ranking junior to the Series A Preferred Stock) or make any other distributions on, any class of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock and shall not redeem, purchase or otherwise acquire, directly or indirectly, whether voluntarily, for a sinking fund, or otherwise any shares of any class of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the concurrent sale of, other shares of stock of any such junior class;

                    ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    iii) redeem or purchase or otherwise acquire for
               consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

                    iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series of classes.

          (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
     (1) of Subsection (c), purchase or otherwise acquire such shares at such time and in such manner.

     (d)  Required Shares. Any shares of Series A Preferred Stock purchased or
          ---------------
otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     (e)  Liquidation, Dissolution or Winding Up.
          --------------------------------------

          (1) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the
                                -------------------------------
     payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to he holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment")
                                                         -----------------
     equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph 3 below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) being hereinafter referred to as the "Adjustment
                                                                 ----------
     Number"). Following the payment of the full amount of the Series A
     ------
     Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Preferred Stock and Common Stock, on a per share basis, respectively.

          (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, then such remaining assets shall be distributed ratably to the holders of all such shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (3) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (f)  Consolidation, Merger, Share Exchange, etc. In case the Corporation
          ------------------------------------------
shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provisions for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (g)  Redemption. The outstanding shares of Series A Preferred Stock may be
          ----------
redeemed at the option of the Board of Directors as a whole, but not in part, at any time, or from time to time, at a cash price per share equal to (i) 100% of the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart, without interest. The "Average Market Value" is the average of the closing sale
                       --------------------
prices of a share of the Common Stock during the 30-day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of Common Stock during such 30-day period on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value of a share of the Common Stock as determined by the Board of Directors in good faith.

     (h)  Ranking. The Series A Preferred Stock shall rank junior to all other
          -------
series of Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     (i)  Amendment. Except as permitted by the Virginia Stock Corporation Act,
          ---------
the Articles of Incorporation or the Bylaws, the Articles of Incorporation shall not be further amended in any manner that would adversely affect the preferences, rights or powers of the Series A Preferred Stock.

     (j)  Fractional Shares. Series A Preferred Stock may be issued in fractions
          -----------------
of one one-thousandth of a share (and integral multiples thereof) which shall entitle the holder, in proportion to such holders' fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock.

                                                                     Appendix II

     Senior Cumulative Convertible Preferred Stock, Series B
     -------------------------------------------------------

     (1) Number; Rank.  The number of authorized shares of Senior Cumulative
         ------------
Convertible Preferred Stock, Series B (the "Series B Preferred Stock") shall be
                                            ------------------------
112,500. The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up rank senior to all classes of the Corporation's Common Stock, and to each other class of capital stock of the Corporation now or hereafter established (collectively, the "Junior
                                                                 ------
Securities").  The definition of Junior Securities shall also include any rights
----------
or options exercisable for or convertible into any of the Junior Securities.

     (2)  Dividends.
          ---------

          (a) Each holder of Series B Preferred Stock shall be entitled to receive, in respect of each Dividend Period, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of dividends, cumulative dividends in an amount per share equal to the excess (if any) of (i) the Applicable Percentage of the Accreted Value as of the immediately preceding Dividend Payment Date (or, for the initial Dividend Period, as of the date of issuance) over (ii) the amount of any regular cash dividends per share of Series B Preferred Stock that have been paid during such Dividend Period pursuant to paragraph 2(d). Subject to the provisions of paragraph 2(b), dividends paid pursuant to this paragraph 2(a) shall be payable in cash in arrears semi-annually on June 30 and December 31 of each year (each of such dates being a "Dividend
                                                                       --------
     Payment Date" and each such semi-annual period being a "Dividend Period").
     ------------                                            ---------------
     Such dividends shall accrue from the date of issue (except that dividends on any amounts added to the Accreted Value pursuant to paragraph 2(b) shall accrue from the date such amounts are added to the Accreted Value), whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Series B Preferred Stock on June 1 and December 1, as they appear on the stock records of the Corporation at the close of business on such record dates. The date on which the Corporation initially issues any share of Series B Preferred Stock shall be deemed to be its "date of issue" regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.

          (b) If dividends are not paid in cash on any Dividend Payment Date for the immediately preceding Dividend Period (or portion thereof if less than a full Dividend Period), the unpaid amount shall be added to the Accreted Value for purposes of calculating succeeding periods' dividends. Notwithstanding the addition to Accreted Value, the Corporation may pay, when, as and if declared by the Board of Directors of the Corporation, the amount of dividends previously added to the Accreted Value pursuant to the preceding sentence, and, if and when so paid, the Accreted Value shall be reduced by the amount of such payments; provided that if on the date on
                                             --------
     which any such dividend is declared the Daily Price of a share of Common Stock is equal to or exceeds the then applicable Conversion Price, then the Corporation shall declare and pay such dividend in the number of shares of Common Stock determined by dividing the cash amount of such dividend that the Corporation otherwise would pay by the then applicable Conversion Price, and the Accreted Value shall be reduced by the amount of cash the Corporation otherwise would have paid.

     (c) The Applicable Percentage for each full Dividend Period for the Series B Preferred Stock shall be 4.25%. The Applicable Percentage for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series B Preferred Stock shall be computed on the basis of a per annum rate of 8.50% and the actual number of days elapsed over twelve 30-day months and a 360-day year. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

     (d) In case the Corporation shall fix a record date for the making of any dividend or distribution to holders of Common Stock, whether payable in cash, securities or other property (other than dividends or distributions payable solely in Common Stock), the holder of each share of Series B Preferred Stock on such record date shall be entitled to receive an equivalent dividend or distribution based on the number of shares of Common Stock into which such share of Series B Preferred Stock is convertible on such record date.

     (e) So long as any shares of the Series B Preferred Stock are outstanding, no Junior Securities shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities) or any cash dividend made on any Junior Security other than the ordinary dividend on the Corporation's Common Stock as determined and declared by the Board in which the holders of the Series B Preferred Stock participate in accordance with subparagraph (d) above, unless in each case (i) the full dividends on all outstanding shares of the Series B Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock.

(3)  Liquidation Preference.
     ----------------------

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holder of each share of Series B Preferred Stock shall be entitled to receive an amount per share equal to the Liquidation Value of such share on the date of distribution, and such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock if all amounts payable thereon were paid in full. Solely for the purposes of this paragraph 3, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

     (b) After payment shall have been made in full to the holders of the Series B Preferred Stock, as provided in this paragraph 3, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed to holders of capital stock of the Corporation, and the holders of the Series B Preferred Stock shall not be entitled to share therein.

(4)  Conversion.
     ----------

     (a) (i) Subject to the provisions of this paragraph 4, each holder of shares of Series B Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert its outstanding shares of Series B Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock. Subject to subparagraph 4(a)(ii) below, the number of shares of Common Stock deliverable upon conversion of one share of Series B Preferred Stock shall be equal to (i) the Accreted Value of such share on the date of conversion, plus any dividends accrued to such date (whether or not earned or declared) since the end of the previous Dividend Period, divided by (ii) the Conversion Price on such date. No notice delivered by the Corporation pursuant to paragraph 5 will limit in any way any holder's rights to convert pursuant to this paragraph 4(a). In order to exercise the conversion privilege set forth in paragraph 4(a), the holder of the shares of Series B Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Corporation, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Each conversion pursuant to paragraph 4(a) shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date. Effective upon such conversion, the shares of Series B Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph 4.

          (ii) In connection with any conversion of shares of Series B Preferred Stock into shares of Common Stock occurring within 30 days of the Corporation's delivery of a Change of Control Notice pursuant to the provisions of paragraph 4(m), the number of shares of Common Stock deliverable upon conversion of one share of Series B

Preferred Stock shall be equal to (x) the Change of Control Amount, divided by
(y) the Conversion Price on such date.

     (b)  (i)   Unless the shares issuable on conversion pursuant to this
paragraph 4 are to be issued in the same name as the name in which such shares of Series B Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

          (ii) As promptly as possible, but in any event within 5 days, after the surrender by the holder of the certificates for shares of Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 4.

          (iii) All shares of Common Stock delivered upon conversion of the Series B Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

     (c)  (i)   Upon delivery to the Corporation by a holder of shares of Series
B Preferred Stock of a notice of election to convert pursuant to paragraph 4(a) above, the right of the Corporation to purchase such shares of Series B Preferred Stock shall terminate, regardless of whether a notice has been mailed pursuant to paragraph 5.

          (ii) From the date of delivery by a holder of shares of Series B Preferred Stock of such notice of election to convert, in lieu of dividends on such Series B Preferred Stock pursuant to paragraph 2, such Series B Preferred Stock shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock.

          (iii) Except as provided herein, the Corporation shall make no payment or adjustment for accrued dividends on shares of Series B Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock issued upon such conversion.

     (d)  (i)   The Corporation shall at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversion of the Series B Preferred Stock.

          (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

     (e) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series B Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (f) In connection with the conversion of any shares of Series B Preferred Stock, no fractional shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay to the holder thereof the value of such share in cash as determined by reference to the Daily Price as of the date of conversion of such fractional share.

     (g)  Conversion Price.
          ----------------

          (i) In order to prevent dilution of the conversion rights granted under this paragraph 4, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph (g).

          (ii) Subject to subparagraph (g) (iv) below, if and whenever on or after the original date of issuance of the Series B Preferred Stock the Corporation issues or sells, or in accordance with paragraph (h) is deemed to have issued or sold, any shares of its Common Stock without consideration or at a price per share less than the Conversion Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then in each such case, the Conversion Price, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by the following fraction:

                                P + N
                               -------
                                P + F

          where

          P = the number of shares of Common Stock outstanding immediately prior to such issuance or sale, assuming the exercise or conversion of all outstanding securities exercisable for or convertible into Common Stock at any time on or after the date of such calculation

          N = the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued or sold would purchase at the Conversion Price in effect immediately prior to such issuance or sale

          F = the number of additional shares of Common Stock so issued or sold

          (iii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of (A) any issue or sale (or deemed issue or sale) of Options to acquire shares of Common Stock to employees of the Corporation, or shares of Common Stock issuable pursuant to the exercise of such Options, pursuant to stock option plans approved by the Corporation's Board of Directors so long as the exercise price of such Options is not less than the Current Market Price Per Common Share on the date such Options are issued as determined by the Corporation's Board of Directors in its good faith judgment, or any issuance of shares of Common Stock pursuant to the exercise of Options outstanding as of July 11, 2000; (B) the issuance of up to 3,716,400 shares of Common Stock to the sellers in connection with the closing of the Corporation's acquisition of R&B Communications, Inc. and the issuance to employees of R&B Communications, Inc. of options to acquire shares of Common Stock (not exceeding 65,000 shares in the aggregate) pursuant to the terms set forth in Exhibit G to the Agreement and Plan of Merger, dated as of June 16, 2000, by and among R&B Communications, Inc., R&B Combination Company and the Corporation; (C) Common Stock issued pursuant to and in accordance with the terms of the Corporation's Dividend Reinvestment Plan (so long as such shares are issued at a price which is no less than the Daily Price on the date of issuance) or 1997 Employee Stock Purchase Plan, each as in effect as of July 11, 2000; and (D) the issuance of up to 600,000 shares of Common Stock in connection with the purchase by the Corporation of minority interests in the Virginia PCS Alliance, the West Virginia PCS Alliance and/or the Virginia RSA 6 Cellular Limited Partnership (assuming that the aggregate purchase price for all such minority interests does not exceed $21 million).

          (h)    Effect on Conversion Price of Certain Events. For purposes of
                 --------------------------------------------
determining the adjusted Conversion Price under paragraph (g), the following shall be applicable:

          (i)    Issuance of Rights or Options. Except for Options granted in
                 -----------------------------
accordance with the provisions of paragraph (g)(iii) above or in accordance with the Corporation's Rights Agreement dated as of February 26, 2000, if the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such

Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (ii)  Issuance of Convertible Securities. If the Corporation in any
                ----------------------------------
manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than
(a) the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this paragraph (h), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          (iii) Change in Option Price or Conversion Rate. Except for Options
                -----------------------------------------
granted in accordance with the provisions of paragraph (g)(iii) above or in accordance with the Corporation's Rights Agreement dated as of February 26, 2000, if the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the Series B Preferred Stock. For purposes of paragraph (h), if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series B Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

          (iv)  Treatment of Expired Options and Unexercised Convertible
                --------------------------------------------------------
Securities. Upon the expiration of any Option or the termination of any right to
----------
convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Series B Preferred Stock. For purposes of paragraph (h), the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series B Preferred Stock shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series B Preferred Stock.

          (v)   Calculation of Consideration Received. If any Common Stock,
                -------------------------------------
Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving Corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

          (vi)  Integrated Transactions. In case any Option is issued in
                -----------------------
connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

               (vii)  Record Date.  If the Corporation takes a record of the
                      -----------
     holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (i) Subdivision or Combination of Common Stock.  If the Corporation at
              ------------------------------------------
     any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (j) Reorganization, Reclassification, Consolidation, Merger or Sale.
              ---------------------------------------------------------------
     Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that each of the holders of Series B Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that the provisions of paragraph 4 hereof shall thereafter be applicable to the Series B Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price pursuant to the provisions of this paragraph 4 to give effect to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series B Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          (k) Certain Events.  If any event occurs of the type contemplated by
              --------------
     the provisions of paragraph 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series B Preferred Stock; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to paragraph 4 or decrease the number of shares of Conversion Stock issuable upon conversion of each share of Series B Preferred Stock.

          (l)  Notices.
               -------

               (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series B Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (ii) The Corporation shall give written notice to all holders of Series B Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock (other than the Corporation's ordinary Common Stock dividend), (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (iii)The Corporation shall also give written notice to the holders of Series B Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

          (m)  Change of Control Offer.
               -----------------------

               (i) Promptly after the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the
                                        ----------------------
     Corporation shall commence (or cause to be commenced) an offer to purchase all outstanding shares of Series B Preferred Stock pursuant to the terms described in paragraph (m) (iv) (the "Change of Control Offer") at a
                                           -----------------------
     purchase price equal to the Change of Control Amount on the Change of Control Payment Date, and shall purchase (or cause the purchase of) any shares of Series B Preferred Stock tendered in the Change of Control Offer pursuant to the terms hereof.

               (ii) At the option of each holder of Series B Preferred Stock, the Change of Control Amount payable to such holder shall be payable (i) in cash, (ii) in a number of shares of Common Stock (or the securities of the entity into which the Common Stock became converted or was exchanged in connection with the Change of

     Control) determined by dividing the portion of the Change of Control Amount that would otherwise be paid in cash (and which the holder has elected to receive in shares) by the Conversion Price in effect as of the date on which the Change of Control occurred (which will determine the number of shares of the Corporation that the holder would receive, which shall then be used to determine the number of shares of the successor entity, if applicable, that the holder is entitled to receive), or (iii) in a combination of cash and such shares.

               (iii) If a holder elects to receive the Change of Control Amount in cash, prior to the mailing of the notice referred to in paragraph
     (m)(iv), but in any event within 20 days following the date on which a Change of Control has occurred, the Corporation shall (A) promptly determine if the purchase of the Series B Preferred Stock for cash would violate or constitute a default under the indebtedness of the Corporation and (B) either shall repay to the extent necessary all such indebtedness or preferred stock of the Corporation that would prohibit the repurchase of the Series B Preferred Stock pursuant to a Change of Control Offer or obtain any requisite consents or approvals under instruments governing any indebtedness or preferred stock of the Corporation to permit the repurchase of the Series B Preferred Stock for cash. The Corporation shall first comply with this paragraph (m)(iii) before it shall repurchase for cash any Series B Preferred Stock pursuant to this paragraph (m).

               (iv) Within 20 days following the date on which a Change of Control has occurred, the Corporation shall send, by first-class mail, postage prepaid, a notice (a "Change of Control Notice") to each holder of
                                   ------------------------
     Series B Preferred Stock. If applicable, such notice shall contain all instructions and materials necessary to enable such holders to tender Series B Preferred Stock pursuant to the Change of Control Offer. Such notice shall state:

               (A) that a Change of Control has occurred, that a Change of Control Offer is being made pursuant to this paragraph (m) and that all Series B Preferred Stock validly tendered and not withdrawn will be accepted for payment;

               (B) the purchase price (including the amount of accrued dividends, if any) and the purchase date (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control
                                                              -----------------
          Payment Date");
          ------------

               (C) that any shares of Series B Preferred Stock not tendered will continue to accrue dividends;

               (D) that, unless the Corporation defaults in making payment therefor, any share of Series B Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

               (E) that holders electing to have any share of Series B Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender stock certificates representing such shares of Series B Preferred Stock, properly endorsed for transfer, together with such other customary documents as the Corporation and the Transfer Agent may reasonably request to the Transfer Agent and registrar for the Series B Preferred Stock at the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date;

               (F) that holders will be entitled to withdraw their election if the Corporation receives, not later than five business days prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series B Preferred Stock the holder delivered for purchase and a statement that such holder is withdrawing its election to have such shares of Series B Preferred Stock purchased;

               (G) that holders who tender only a portion of the shares of Series B Preferred Stock represented by a certificate delivered will, upon purchase of the shares tendered, be issued a new certificate representing the unpurchased shares of Series B Preferred Stock; and

               (H) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control).

               (v) The Corporation will comply with any tender offer rules under the Exchange Act which may then be applicable in connection with any offer made by the Corporation to repurchase the shares of Series B Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions hereof, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligation hereunder by virtue thereof.

               (vi) On the Change of Control Payment Date, the Corporation shall (A) accept for payment the shares of Series B Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) pay to the holders of shares so accepted the purchase price therefor, at the option of each such holder, in cash or Common Stock (or the securities of the entity into which the Common Stock became converted in connection with the Change of Control) as provided in paragraph (ii) above and (C) cancel each surrendered certificate and retire the shares represented thereby. Unless the Corporation defaults in the payment for the shares of Series B Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the shares of Series B Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor on the Change of Control Payment Date.

               (vii) To accept the Change of Control Offer, the holder of a share of Series B Preferred Stock shall deliver, prior to the close of business on the business day prior to the Change of Control Payment Date, written notice to the Corporation (or an agent designated by the Corporation for such purpose) of such holder's acceptance, together with certificates evidencing the shares of Series B Preferred Stock with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer.

          (n) Certain Mergers.  In connection with any consolidation with or
              ---------------
     merger with or into, any person in a transaction where the Common Stock is converted into or exchanged for securities of such person or an affiliate of such person, the Corporation covenants that as a condition precedent to the consummation of any such consolidation or merger it shall provide the holders of the Series B Preferred Stock with a certificate, in form and substance satisfactory to the holders of a majority of the Series B Senior Preferred Stock signed by a duly authorized officer of the Corporation indicating that the person issuing such securities will be organized and existing under the laws of a jurisdiction which allows for the issuance of preference stock and that the Series B Preferred Stock shall be converted into or exchanged for and shall become shares of such person having in respect of such person substantially the same powers, preference and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Series B Preferred Stock had immediately prior to such transaction.

          (o) Conversion at the Option of the Corporation.  If on any date after
              -------------------------------------------
     the fifth anniversary of the date of issuance of the Series B Preferred Stock, the Daily Price has been at least $61.50 per share (as adjusted for any stock splits, stock dividends, reverse stock splits, share consolidations or other similar transactions) during any 30 trading days out of any consecutive 45 trading day period, the Corporation may elect, by written notice delivered to the Transfer Agent (with a copy to each holder of Series B Preferred Stock), no later than five Market Days after such date, to cause all outstanding shares of Series B Preferred Stock to be converted into fully paid and nonassessable shares of Common Stock. Any such conversion shall be deemed to have been effected, without further action by any party, immediately prior to the close of business on the date such notice is received by the Transfer Agent. The number of shares of Common Stock deliverable upon conversion of one share of Series B Preferred Stock shall be equal to (i) the Accreted Value of such share on the date of conversion, plus any dividends accrued to such date (whether or not earned or declared) since the end of the previous Dividend Period, divided by (ii) the Conversion Price on such date.

          (p) Reacquired Shares.  Any shares of Series B Preferred Stock
              -----------------
     purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by an amendment or amendments of the Corporation's articles of incorporation adopted by the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     (5)  Put/Conversion.
          --------------

          (a) At any time on or after (i) the date which is three months after the stated maturity date of the Corporation's senior notes due 2010 or (ii) January 11, 2011, if the

     Corporation has not issued such senior notes, the holders of a majority of the shares of Series B Preferred Stock may, by written notice (the "Put
                                                                         ---
     Notice") to the Corporation, require the Corporation to purchase all of the
     ------
     outstanding shares of Series B Preferred Stock at a price per share equal to the Accreted Value on the date of purchase, plus all dividends accrued to such date (whether or not earned or declared) since the most recent Dividend Payment Date (the "Put Right"). The Put Notice shall state the
                                 ---------
     date of purchase, which shall be no earlier than 30 days from the date of the Put Notice. The purchase price will be payable in cash.

          (b) Upon receipt of the Put Notice, the Corporation shall notify, by first class mail, postage prepaid, each holder of record of the shares to be purchased at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the purchase of any share of Series B Preferred Stock to be purchased except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the date of purchase; (ii) the purchase price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the purchase price; and (iv) that dividends on the shares to be purchased will cease to accrue on such date of purchase.

          (c) Notice having been mailed as aforesaid, from and after the purchase date (unless default shall be made by the Corporation in providing money for the payment of the purchase price), dividends on the shares of Series B Preferred Stock shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the purchase price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so purchased (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be purchased by the Corporation at the purchase price aforesaid.

          (d) For the avoidance of doubt, nothing in this paragraph 5 shall restrict the right of the holders of Series B Preferred Stock to convert their shares of Series B Preferred Stock into shares of Common Stock prior to such holders acceptance of the purchase price.

          (e) If a Put Notice has not been delivered to the Corporation on or before the date which is one year from the applicable date set forth in paragraph 5(a) above, then the Corporation shall have the right to convert all, but not less than all, of the outstanding shares of Series B Preferred Stock into fully paid and non-assessable shares of Common Stock pursuant to the provisions of paragraph 4.

          (f) The Corporation shall notify, by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the date of conversion, each holder of record of the shares to be converted at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the conversion of any share of Series B Preferred Stock to be converted except as to the holder to whom the

     Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the conversion date; (ii) the number of shares of Common Stock and the cash, if any, into which each share of Series B Preferred Stock will convert; (iii) the place or places where certificates for shares of Series B Preferred Stock are to be surrendered for conversion; and (iv) that dividends on the shares to be converted will cease to accrue on such conversion date.


     (6)  Voting Rights.
          -------------

          (a) Except as required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of shares of Common Stock into which such holder's shares of Series B Preferred Stock could be converted, pursuant to the provisions of paragraph 4 hereof, on the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, on the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series B Preferred Stock and Common Stock shall vote together as a single class on all matters.

          (b) For so long as at least 45,000 shares of Series B Preferred Stock remain outstanding, in the election of directors of the Corporation, the holders of the Series B Preferred Stock, voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock and with each Share of Series B Preferred Stock entitled to one vote, shall be entitled to elect two (2) directors to serve on the Corporation's Board of Directors until such directors' successors are duly elected by the holders of the Series B Preferred Stock or such directors are removed from office by the holders of the Series B Preferred Stock. If at any time there are less than 45,000 shares of Series B Preferred Stock outstanding, but for so long as at least 11,250 shares of Series B Preferred Stock remain outstanding, in the election of directors of the Corporation, the holders of the Series B Preferred Stock, voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock and with each Share of Series B Preferred Stock entitled to one vote, shall be entitled to elect one (1) director to serve on the Corporation's Board of Directors until such director's successor is duly elected by the holders of the Series B Preferred Stock or such director is removed from office by the holders of the Series B Preferred Stock. If the holders of the Series B Preferred Stock for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of the Series B Preferred Stock elect a director to fill such position and shall not be filled by resolution or vote of the Corporation's Board of Directors or the Corporation's other stockholders. For so long as the holders of Series B Preferred Stock are entitled to elect at least one director, the Corporation's Board of Directors shall consist of not more than eleven (11) directors without the prior written approval of the holders of a majority of the shares of the Series B Preferred Stock. For so long as the holders of Series B Preferred Stock are entitled to elect at least one director, at least one director so elected who shall be specified by the holders of a majority of the shares of Series B Preferred Stock and who may specify a different director for each such committee shall be appointed to each committee of the Corporation's Board of Directors.

          (c) In addition, so long as any of the Series B Preferred Stock is outstanding, the affirmative vote of the holders of (x) all of the outstanding shares of Series B Preferred Stock shall be necessary to alter or change the preferences, rights or powers of the Series B Preferred Stock and (y) a majority of the outstanding shares of Series B Preferred Stock, voting together as a single class, shall be necessary to: (i) increase or decrease the authorized number of shares of Series B Preferred Stock, (ii) amend, alter, repeal or waive any provision of the Restated Articles of Incorporation (including any articles of amendment and whether by amendment, merger or otherwise) or the By-laws so as to adversely affect the preferences, rights or powers of the Series B Preferred Stock, including, without limitation, the voting powers, dividend rights and liquidation preference of the Series B Preferred Stock, or change the Series B Preferred Stock into any other securities (other than as required by paragraph 4(j)), cash or other property, (iii) issue any additional Series B Preferred Stock or create, authorize or issue any capital stock that ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) to or pari passu with the Series B Preferred Stock, or (iv) redeem or repurchase for cash any Junior Securities

     (7)  Miscellaneous.  If any holder of Series B Preferred Stock elects to
          -------------
receive the Change of Control Amount in shares of Common Stock in connection with a Change of Control Offer pursuant to paragraph 4(m), the Corporation shall comply with all statutes, rules and regulations applicable thereto at that time, including any and all regulations of the principal trading market on which the Common Stock is then trading, including, if necessary, any shareholder approval requirement under NASD Rule 4460(i), as it may be amended from time to time.

     (8)  Definitions.  The following terms, as used in this Appendix II, shall
          -----------                                        -----------
have the following meanings:

          "Accreted Value" equals, with respect to one share of Series B
           --------------
Preferred Stock, $1,000, adjusted for the amount of any dividends added to (or subtracted from) the Accreted Value in accordance with paragraph 2(b) (which aggregate amount shall be subject to adjustment whenever there shall occur a stock split, combination, re-classification or other similar event involving the Series B Preferred Stock).

          "Applicable Percentage" is defined in paragraph 2(c) hereof.
           ---------------------

          "Change of Control" means: (i) the sale, lease, transfer, conveyance
           -----------------
or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above), becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the Voting Securities of the Corporation, or (iii) the first day on which a majority of the members of the board of directors are not Continuing Directors.

          "Change of Control Amount" means, with respect to one share of Series
           ------------------------
B Preferred Stock, 101% of the Accreted Value per share plus any dividends accrued to such date (whether or not earned or declared) since the end of the previous Dividend Period; provided, however, that if the Change of Control
                          --------  -------
occurs prior to the fifth anniversary of the date of issue of any share of Series B Preferred Stock, the Accreted Value shall be calculated assuming the Change of Control had occurred on the fifth anniversary of the date of issue of such share of Series B Preferred Stock (and assuming that no cash dividends had been paid on such share from the actual date of the Change of Control through the fifth anniversary of the date of issue).

          "Continuing Directors" means individuals who constituted the Board of
           --------------------
Directors of the Corporation on July 11, 2000 (the "Incumbent Directors");
                                                    -------------------
provided that any individual becoming a director during any year shall be considered to be an Incumbent Director if such individual's election, appointment or nomination was recommended or approved by at least two-thirds of the other Incumbent Directors continuing in office following such election, appointment or nomination present, in person or by telephone, at any meeting of the Board of Directors of the Corporation, after the giving of a sufficient notice to each Incumbent Director so as to provide a reasonable opportunity for such Incumbent Directors to be present at such meeting.

          "Conversion Price" means $41.00, subject to adjustment from time to
           ----------------
time as provided in paragraph 4.

          "Conversion Stock" means shares of the Corporation's Common Stock, no
           ----------------
par value per share; provided that if there is a change such that the securities issuable upon conversion of the Series B Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series B Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "Convertible Securities" means any stock or securities directly or
           ----------------------
indirectly convertible into or exchangeable for Common Stock.

          "Current Market Price Per Common Share" means, as of any date, the
           -------------------------------------
average (weighted by daily trading volume) of the Daily Prices per share of Common Stock for the 30 consecutive trading days immediately prior to such date.

          "Daily Price" means, as of any date, (i) if the shares of such class
           -----------
of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such date as reported on the NYSE Composite
  ----
Transactions Tape; (ii) if the shares of such class of Common Stock then are not listed and traded on the NYSE, the closing price on such date as reported by the principal national securities exchange on which the shares are listed and traded; (iii) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such date on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (iv) if the shares of such class
                                  ------
of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such date as reported by NASDAQ.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Liquidation Value" on any date means, with respect to one share of
           -----------------
Series B Preferred Stock, the greater of (i) the Accreted Value on such date, plus all dividends (whether or not earned or declared) accrued since the end of the previous Dividend Period and (ii) the amount that would have been payable on a number of shares of Common Stock equal to the number of shares of Common Stock into which a share of Series B Preferred Stock was convertible immediately prior to such date.

          "Market Day" means a day on which the principal national securities
           ----------
market or exchange on which the Common Stock is listed or admitted for trading is open for the transaction of business.

          "Market Price" of any security means the average of the closing prices
           ------------
of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series B Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series B Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

          "Options" means any rights, warrants or options to subscribe for or
           -------
purchase Common Stock or Convertible Securities.

          "Person" as used herein means any corporation, limited liability
           ------
company, partnership, trust, organization, association, other entity or individual.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Transfer Agent" means the transfer agent for the Series B Preferred
           --------------
Stock appointed by the Corporation.

          "Voting Securities" means securities of the Corporation ordinarily
           -----------------
having the power to vote for the election of directors of the Corporation; provided that when the term "Voting Securities" is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

                                                                    Appendix III


            Senior Cumulative Convertible Preferring Stock, Series C
            --------------------------------------------------------

  1.   Number; Rank.  The number of authorized shares of Senior Cumulative
       ------------
Convertible Preferred Stock, Series C (the "Series C Preferred Stock") shall be
                                            ------------------------
137,500. The Series C Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank (i) pari passu with the Corporation's Senior Cumulative Convertible Preferred Stock, Series B (the

"Series B Preferred Stock") and (ii) senior to all classes of the Corporation's
-------------------------
Common Stock, and to each other class of capital stock of the Corporation now or hereafter established (collectively, the "Junior Securities"). The definition
                                          -----------------
of Junior Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities.

  2.   Dividends.
       ---------

  (a) Each holder of Series C Preferred Stock shall be entitled to receive, in respect of each Dividend Period, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of dividends, cumulative dividends in an amount per share equal to the excess (if any) of (i) the Applicable Percentage of the Accreted Value as of the immediately preceding Dividend Payment Date (or, for the initial Dividend Period, as of the date of issuance) over (ii) the amount of any regular cash dividends per share of Series C Preferred Stock that have been paid during such Dividend Period pursuant to paragraph 2(d). Subject to the provisions of paragraph 2(b), dividends paid pursuant to this paragraph 2(a) shall be payable in cash in arrears semi-annually on June 30 and December 31 of each year (each of such dates being a "Dividend Payment Date" and each such semi-annual period
                       ---------------------
being a "Dividend Period").  Such dividends shall accrue from the date of issue
         ---------------
(except that dividends on any amounts added to the Accreted Value pursuant to paragraph 2(b) shall accrue from the date such amounts are added to the Accreted Value), whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Series C Preferred Stock on June 1 and December 1, as they appear on the stock records of the Corporation at the close of business on such record dates. The date on which the Corporation initially issues any share of Series C Preferred Stock shall be deemed to be its "date of issue" regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.

  (b) If dividends are not paid in cash on any Dividend Payment Date for the immediately preceding Dividend Period (or portion thereof if less than a full Dividend Period), the unpaid amount shall be added to the Accreted Value for purposes of calculating succeeding periods' dividends. Notwithstanding the addition to Accreted Value, the Corporation may pay, when, as and if declared by the Board of Directors of the Corporation, the amount of dividends previously added to the Accreted Value pursuant to the preceding sentence, and, if and when so paid, the Accreted Value shall be reduced by the amount of such payments; provided that if on the date on which any such dividend is declared the Daily
--------
Price of a share of Common Stock is equal to or exceeds the then applicable Conversion Price, then the Corporation shall declare and pay such dividend in the number of shares of Common Stock determined by dividing the cash amount of such dividend that the Corporation otherwise would pay by the then applicable Conversion Price, and the Accreted Value shall be reduced by the amount of cash the Corporation otherwise would have paid.

  (c) The Applicable Percentage for each full Dividend Period for the Series C Preferred Stock shall be 2.75%. The Applicable Percentage for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series C Preferred Stock shall be computed on the basis of a per annum rate of 5.50% and the actual number of days elapsed over twelve 30-day months and a 360-day year. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock that may be in arrears.

  (d) In case the Corporation shall fix a record date for the making of any dividend or distribution to holders of Common Stock, whether payable in cash, securities or other property (other than dividends or distributions payable solely in Common Stock), the holder of each share of Series C Preferred Stock on such record date shall be entitled to receive an equivalent dividend or distribution based on the number of shares of Common Stock into which such share of Series C Preferred Stock is convertible on such record date.

  (e) So long as any shares of the Series C Preferred Stock are outstanding, no Junior Securities shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities) or any cash dividend made on any Junior Security other than the ordinary dividend on the Corporation's Common Stock as determined and declared by the Board in which the holders of the Series C Preferred Stock participate in accordance with subparagraph (d) above, unless in each case (i) the full dividends on all outstanding shares of the Series C Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Stock.


  3.   Liquidation Preference.
       -----------------------

  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holder of each share of Series C Preferred Stock shall be entitled to receive an amount per share equal to the Liquidation Value of such share on the date of distribution, and such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series C Preferred Stock and Series B Preferred Stock (collectively, the "Preferred Stock") shall be insufficient to pay in full the preferential amount
----------------
due on such shares, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock if all amounts payable thereon were paid in full. Solely for the purposes of this paragraph 3, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

  (b) After payment shall have been made in full to the holders of the Preferred Stock, as provided in this paragraph 3, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed to holders of capital stock of the Corporation, and the holders of the Preferred Stock shall not be entitled to share therein.

  4.   Conversion.
       ----------

          (a) (i) Subject to the provisions of this paragraph 4, each holder of shares of Series C Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert its outstanding shares of Series C Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock. Subject to subparagraph 4(a)(ii) below, the number of shares of Common Stock deliverable upon conversion of one share of Series C Preferred Stock shall be equal to (i) the Accreted Value of such share on the date of conversion, plus any dividends accrued to such date (whether or not earned or declared) since the end of the previous Dividend Period, divided by (ii) the Conversion Price on such date. No notice delivered by the Corporation pursuant to paragraph 5 will limit in any way any holder's rights to convert pursuant to this paragraph 4(a). In order to exercise the conversion privilege set forth in paragraph 4(a), the holder of the shares of Series C Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Corporation, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Each conversion pursuant to paragraph 4(a) shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series C Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date. Effective upon such conversion, the shares of Series C Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph 4.

          (ii) In connection with any conversion of shares of Series C Preferred Stock into shares of Common Stock occurring within 30 days of the Corporation's delivery of a Change of Control Notice pursuant to the provisions of paragraph 4(m), the number of shares of Common Stock deliverable upon conversion of one share of Series C Preferred Stock shall be equal to (x) the Change of Control Amount, divided by (y) the Conversion Price on such date.

          (b)  (i)   Unless the shares issuable on conversion pursuant to this
paragraph 4 are to be issued in the same name as the name in which such shares of Series C Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

               (ii) As promptly as possible, but in any event within 5 days, after the surrender by the holder of the certificates for shares of Series C Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 4.

               (iii) All shares of Common Stock delivered upon conversion of the Series C Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

          (c)  (i)   Upon delivery to the Corporation by a holder of shares of
Series C Preferred Stock of a notice of election to convert pursuant to paragraph 4(a) above, the right of the Corporation to purchase such shares of Series C Preferred Stock shall terminate, regardless of whether a notice has been mailed pursuant to paragraph 5.

               (ii) From the date of delivery by a holder of shares of Series C Preferred Stock of such notice of election to convert, in lieu of dividends on such Series C Preferred Stock pursuant to paragraph 2, such Series C Preferred Stock shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock.

               (iii) Except as provided herein, the Corporation shall make no payment or adjustment for accrued dividends on shares of Series C Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock issued upon such conversion.

          (d)  (i)   The Corporation shall at all times reserve and keep
available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversion of the Series C Preferred Stock.

               (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series C Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

          (e) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series C Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series C Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (f) In connection with the conversion of any shares of Series C Preferred Stock, no fractional shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay to the holder thereof the value of such share in cash as determined by reference to the Daily Price as of the date of conversion of such fractional share.

          (g)  Conversion Price.
               ----------------

               (i) In order to prevent dilution of the conversion rights granted under this paragraph 4, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph (g).

               (ii) If and whenever on or after the original date of issuance of the Series C Preferred Stock the Corporation issues or sells, or in accordance with paragraph (h) is deemed to have issued or sold, any shares of its Common Stock without consideration or at a price per share less than the Conversion Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then in each such case, the Conversion Price, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by the following fraction:

                               P + N
                              -------
                               P + F

          where

          P = the number of shares of Common Stock outstanding immediately prior to such issuance or sale, assuming the exercise or conversion of all outstanding securities exercisable for or convertible into Common Stock at any time on or after the date of such calculation

          N = the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued or sold would purchase at the Conversion Price in effect immediately prior to such issuance or sale

          F =  the number of additional shares of Common Stock so issued or sold

               (iii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of (A) any issue or sale (or deemed issue or sale) of Options to acquire shares of Common Stock to employees of the Corporation, or shares of Common Stock issuable pursuant to the exercise of such Options, pursuant to stock option plans approved by the Corporation's Board of Directors so long as the exercise price of such Options is not less than the Current Market Price Per Common Share on the date such Options are issued as determined by the Corporation's Board of Directors in its good faith judgment, or any issuance of shares of Common Stock pursuant to the exercise of Options outstanding as of July 11, 2000; (B) the issuance of up to 3,716,400 shares of Common Stock to the sellers in connection with the closing of the Corporation's acquisition of R&B Communications, Inc. and the issuance to employees of R&B Communications, Inc. of options to acquire shares of Common Stock (not exceeding 65,000 shares in the aggregate) pursuant to the terms set forth in Exhibit G to the Agreement and Plan of Merger, dated as of June 16, 2000, by and among R&B Communications, Inc., R&B Combination Company and the Corporation; (C) Common Stock issued pursuant to and in accordance with the terms of the Corporation's Dividend Reinvestment Plan (so long as such shares are issued at a price which is no less than the Daily Price on the date of issuance) or 1997 Employee Stock Purchase Plan, each as in effect as of July 11, 2000; and (D) the issuance of up to 600,000 shares of Common Stock in connection with the purchase by the Corporation of minority interests in the Virginia PCS Alliance, the West Virginia PCS Alliance and/or the Virginia RSA 6 Cellular Limited Partnership (assuming that the aggregate purchase price for all such minority interests does not exceed $21 million).

     (h)  Effect on Conversion Price of Certain Events.  For purposes of
          --------------------------------------------
determining the adjusted Conversion Price under paragraph (g), the following shall be applicable:

          (i)  Issuance of Rights or Options.  Except for Options granted in
               -----------------------------
accordance with the provisions of paragraph (g)(iii) above or in accordance with the Corporation's Rights Agreement dated as of February 26, 2000, if the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (ii) Issuance of Convertible Securities.  If the Corporation in any
               ----------------------------------
manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than
(a) the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this paragraph (h), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          (iii)  Change in Option Price or Conversion Rate. Except for Options
                 -----------------------------------------
granted in accordance with the provisions of paragraph (g)(iii) above or in accordance with the Corporation's Rights Agreement dated as of February 26, 2000, if the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the Series C Preferred Stock. For purposes of paragraph (h), if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series C Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

          (iv)   Treatment of Expired Options and Unexercised Convertible
                 --------------------------------------------------------
Securities. Upon the expiration of any Option or the termination of any right to
----------
convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Series C Preferred Stock. For purposes of paragraph (h), the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series C Preferred Stock shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series C Preferred Stock.

          (v)    Calculation of Consideration Received. If any Common Stock,
                 -------------------------------------
Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving Corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series C Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series C Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

               (vi)   Integrated Transactions.  In case any Option is issued in
                      -----------------------
connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

               (vii)  Record Date.  If the Corporation takes a record of the
                      -----------
holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (i)  Subdivision or Combination of Common Stock. If the Corporation at
               ------------------------------------------
any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (j)  Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series C Preferred Stock then outstanding) to insure that each of the holders of Series C Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's

Series C Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series C Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series C Preferred Stock then outstanding) to insure that the provisions of paragraph 4 hereof shall thereafter be applicable to the Series C Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price pursuant to the provisions of this paragraph 4 to give effect to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series C Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series C Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          (k)  Certain Events. If any event occurs of the type contemplated by
               --------------
the provisions of paragraph 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series C Preferred Stock; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to paragraph 4 or decrease the number of shares of Conversion Stock issuable upon conversion of each share of Series C Preferred Stock.

          (l)  Notices.
               -------

               (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series C Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (ii) The Corporation shall give written notice to all holders of Series C Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock (other than the Corporation's ordinary Common Stock dividend), (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (iii) The Corporation shall also give written notice to the holders of Series C Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

          (m)  Change of Control Offer.
               -----------------------

               (i) Promptly after the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Corporation
                                   ----------------------
shall commence (or cause
to be commenced) an offer to purchase all outstanding shares of Series C Preferred Stock pursuant to the terms described in paragraph (m) (iv) (the "Change of Control Offer") at a purchase price equal to the Change of Control
 -----------------------
Amount on the Change of Control Payment Date, and shall purchase (or cause the purchase of) any shares of Series C Preferred Stock tendered in the Change of Control Offer pursuant to the terms hereof.

               (ii) At the option of each holder of Series C Preferred Stock, the Change of Control Amount payable to such holder shall be payable (i) in cash, (ii) in a number of shares of Common Stock (or the securities of the entity into which the Common Stock became converted or was exchanged in connection with the Change of Control) determined by dividing the portion of the Change of Control Amount that would otherwise be paid in cash (and which the holder has elected to receive in shares) by the Conversion Price in effect as of the date on which the Change of Control occurred (which will determine the number of shares of the Corporation that the holder would receive, which shall then be used to determine the number of shares of the successor entity, if applicable, that the holder is entitled to receive), or (iii) in a combination of cash and such shares.

               (iii) If a holder elects to receive the Change of Control Amount in cash, prior to the mailing of the notice referred to in paragraph (m)(iv), but in any event within 20 days following the date on which a Change of Control has occurred, the Corporation shall (A) promptly determine if the purchase of the Series C Preferred Stock for cash would violate or constitute a default under the indebtedness of the Corporation and (B) either shall repay to the extent necessary all such indebtedness or preferred stock of the Corporation that would prohibit the repurchase of the Series C Preferred Stock pursuant to a Change of Control Offer or obtain any requisite consents or approvals under instruments governing any indebtedness or preferred stock of the Corporation to permit the repurchase of the Series C Preferred Stock for cash. The Corporation shall first comply with this paragraph (m)(iii) before it shall repurchase for cash any Series C Preferred Stock pursuant to this paragraph (m).

               (iv) Within 20 days following the date on which a Change of Control has occurred, the Corporation shall send, by first-class mail, postage prepaid, a notice (a "Change of Control Notice") to each holder of Series C
                      ------------------------
Preferred Stock. If applicable, such notice shall contain all instructions and materials necessary to enable such holders to tender Series C Preferred Stock pursuant to the Change of Control Offer. Such notice shall state:

               (A) that a Change of Control has occurred, that a Change of Control Offer is being made pursuant to this paragraph (m) and that all Series C Preferred Stock validly tendered and not withdrawn will be accepted for payment;

               (B) the purchase price (including the amount of accrued dividends, if any) and the purchase date (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control
                                                              -----------------
          Payment Date");
          ------------

               (C) that any shares of Series C Preferred Stock not tendered will continue to accrue dividends;

               (D) that, unless the Corporation defaults in making payment therefor, any share of Series C Preferred Stock accepted for payment pursuant to the Change of

          Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

               (E) that holders electing to have any share of Series C Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender stock certificates representing such shares of Series C Preferred Stock, properly endorsed for transfer, together with such other customary documents as the Corporation and the Transfer Agent may reasonably request to the Transfer Agent and registrar for the Series C Preferred Stock at the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date;

               (F) that holders will be entitled to withdraw their election if the Corporation receives, not later than five business days prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series C Preferred Stock the holder delivered for purchase and a statement that such holder is withdrawing its election to have such shares of Series C Preferred Stock purchased;

               (G) that holders who tender only a portion of the shares of Series C Preferred Stock represented by a certificate delivered will, upon purchase of the shares tendered, be issued a new certificate representing the unpurchased shares of Series C Preferred Stock; and

               (H) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control).

               (v) The Corporation will comply with any tender offer rules under the Exchange Act which may then be applicable in connection with any offer made by the Corporation to repurchase the shares of Series C Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions hereof, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligation hereunder by virtue thereof.

               (vi) On the Change of Control Payment Date, the Corporation shall (A) accept for payment the shares of Series C Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) pay to the holders of shares so accepted the purchase price therefor, at the option of each such holder, in cash or Common Stock (or the securities of the entity into which the Common Stock became converted in connection with the Change of Control) as provided in paragraph (ii) above and (C) cancel each surrendered certificate and retire the shares represented thereby. Unless the Corporation defaults in the payment for the shares of Series C Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the shares of Series C Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor on the Change of Control Payment Date.

               (vii) To accept the Change of Control Offer, the holder of a share of Series C Preferred Stock shall deliver, prior to the close of business on the business day prior to the Change of Control Payment Date, written notice to the Corporation (or an agent designated by the Corporation for such purpose) of such holder's acceptance, together with certificates evidencing the shares of Series C Preferred Stock with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer.

          (n)  Certain Mergers. In connection with any consolidation with or
               ---------------
merger with or into, any person in a transaction where the Common Stock is converted into or exchanged for securities of such person or an affiliate of such person, the Corporation covenants that as a condition precedent to the consummation of any such consolidation or merger it shall provide the holders of the Series C Preferred Stock with a certificate, in form and substance satisfactory to the holders of a majority of the Series C Senior Preferred Stock signed by a duly authorized officer of the Corporation indicating that the person issuing such securities will be organized and existing under the laws of a jurisdiction which allows for the issuance of preference stock and that the Series C Preferred Stock shall be converted into or exchanged for and shall become shares of such person having in respect of such person substantially the same powers, preference and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Series C Preferred Stock had immediately prior to such transaction.

          (o)  Conversion at the Option of the Corporation. If on any date after
               -------------------------------------------
the fifth anniversary of the date of issuance of the Series C Preferred Stock, the Daily Price has been at least $64.50 per share (as adjusted for any stock splits, stock dividends, reverse stock splits, share consolidations or other similar transactions) during any 30 trading days out of any consecutive 45 trading day period, the Corporation may elect, by written notice delivered to the Transfer Agent (with a copy to each holder of Series C Preferred Stock), no later than five Market Days after such date, to cause all outstanding shares of Series C Preferred Stock to be converted into fully paid and nonassessable shares of Common Stock. Any such conversion shall be deemed to have been effected, without further action by any party, immediately prior to the close of business on the date such notice is received by the Transfer Agent. The number of shares of Common Stock deliverable upon conversion of one share of Series C Preferred Stock shall be equal to (i) the Accreted Value of such share on the date of conversion, plus any dividends accrued to such date (whether or not earned or declared) since the end of the previous Dividend Period, divided by
(ii) the Conversion Price on such date.

          (p)  Reacquired Shares. Any shares of Series C Preferred Stock
               -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by an amendment or amendments of the Corporation's articles of incorporation adopted by the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     5. Put/Conversion.
        --------------

          (a) At any time on or after October 26, 2010, the holders of a majority of the shares of Series C Preferred Stock may, by written notice (the "Put Notice") to the Corporation, require the Corporation to purchase all of the
 ----------
outstanding shares of Series C Preferred Stock at a price per share equal to the Accreted Value on the date of purchase, plus all dividends accrued to such date (whether or not earned or declared) since the most recent Dividend Payment Date (the

"Put Right"). The Put Notice shall state the date of purchase, which shall be no
 ---------
earlier than 30 days from the date of the Put Notice. The purchase price will be payable in cash.

          (b) Upon receipt of the Put Notice, the Corporation shall notify, by first class mail, postage prepaid, each holder of record of the shares to be purchased at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the purchase of any share of Series C Preferred Stock to be purchased except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the date of purchase; (ii) the purchase price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the purchase price; and (iv) that dividends on the shares to be purchased will cease to accrue on such date of purchase.

          (c) Notice having been mailed as aforesaid, from and after the purchase date (unless default shall be made by the Corporation in providing money for the payment of the purchase price), dividends on the shares of Series C Preferred Stock shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the purchase price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so purchased (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be purchased by the Corporation at the purchase price aforesaid.

          (d) For the avoidance of doubt, nothing in this paragraph 5 shall restrict the right of the holders of Series C Preferred Stock to convert their shares of Series C Preferred Stock into shares of Common Stock prior to such holders acceptance of the purchase price.

          (e) If a Put Notice has not been delivered to the Corporation on or before the date which is one year from the applicable date set forth in paragraph 5(a) above, then the Corporation shall have the right to convert all, but not less than all, of the outstanding shares of Series C Preferred Stock into fully paid and non-assessable shares of Common Stock pursuant to the provisions of paragraph 4.

          (f) The Corporation shall notify, by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the date of conversion, each holder of record of the shares to converted at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the conversion of any share of Series C Preferred Stock to be converted except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the conversion date; (ii) the number of shares of Common Stock and the cash, if any, into which each share of Series C Preferred Stock will convert; (iii) the place or places where certificates for shares of Series C Preferred Stock are to be surrendered for conversion; and (iv) that dividends on the shares to be converted will cease to accrue on such conversion date.

     6. Voting Rights.
        -------------

          (a) Except as required by law, each holder of Series C Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of shares of Common Stock into which such holder's shares of Series C Preferred Stock could be converted, pursuant to the provisions of paragraph 4 hereof, on the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, on the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series C Preferred Stock and Common Stock shall vote together as a single class on all matters.

          (b) In addition, so long as any of the Series C Preferred Stock is outstanding, the affirmative vote of the holders of (x) all of the outstanding shares of Series C Preferred Stock shall be necessary to alter or change the preferences, rights or powers of the Series C Preferred Stock, and (y) a majority of the outstanding shares of Series C Preferred Stock, voting together as a single class, shall be necessary to: (i) increase or decrease the authorized number of shares of Series C Preferred Stock, (ii) amend, alter, repeal or waive any provision of the Restated Articles of Incorporation (including any articles of amendment and whether by amendment, merger or otherwise) or the By-laws so as to adversely affect the preferences, rights or powers of the Series C Preferred Stock, including, without limitation, the voting powers, dividend rights and liquidation preference of the Series C Preferred Stock, or change the Series C Preferred Stock into any other securities (other than as required by paragraph 4(j)), cash or other property,
(iii) issue any additional Series C Preferred Stock or create, authorize or issue any capital stock that ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) to or pari passu with the Series C Preferred Stock, or (iv) redeem or repurchase for cash any Junior Securities.

     7. Miscellaneous.  If any holder of Series C Preferred Stock elects to
        -------------
receive the Change of Control Amount in shares of Common Stock in connection with a Change of Control Offer pursuant to paragraph 4(m), the Corporation shall comply with all statutes, rules and regulations applicable thereto at that time, including any and all regulations of the principal trading market on which the Common Stock is then trading, including, if necessary, any shareholder approval requirement under NASD Rule 4460(i), as it may be amended from time to time.

     8. Definitions.  The following terms, as used in this Appendix III, shall
        -----------                                        ------------
have the following meanings:

          "Accreted Value" equals, with respect to one share of Series C
           --------------
     Preferred Stock, $1,000, adjusted for the amount of any dividends added to (or subtracted from) the Accreted Value in accordance with paragraph 2(b) (which aggregate amount shall be subject to adjustment whenever there shall occur a stock split, combination, re-classification or other similar event involving the Series C Preferred Stock).

          "Applicable Percentage" is defined in paragraph 2(c) hereof.
           ---------------------

          "Change of Control" means: (i) the sale, lease, transfer, conveyance
           -----------------
     or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above), becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the Voting Securities of the Corporation, or (iii) the first day on which a majority of the members of the board of directors are not Continuing Directors.

          "Change of Control Amount" means, with respect to one share of Series
           ------------------------
     C Preferred Stock, 101% of the Accreted Value per share plus any dividends accrued to such date (whether or not earned or declared) since the end of the previous Dividend Period; provided, however, that if the Change of
                                   --------  -------
     Control occurs prior to the fifth anniversary of the date of issue of any share of Series C Preferred Stock, the Accreted Value shall be calculated assuming the Change of Control had occurred on the fifth anniversary of the date of issue of such share of Series C Preferred Stock (and assuming that no cash dividends had been paid on such share from the actual date of the Change of Control through the fifth anniversary of the date of issue).

          "Continuing Directors" means individuals who constituted the Board of
           --------------------
     Directors of the Corporation on July 11, 2000 (the "Incumbent Directors");
                                                         -------------------
     provided that any individual becoming a director during any year shall be considered to be an Incumbent Director if such individual's election, appointment or nomination was recommended or approved by at least two-thirds of the other Incumbent Directors continuing in office following such election, appointment or nomination present, in person or by telephone, at any meeting of the Board of Directors of the Corporation, after the giving of a sufficient notice to each Incumbent Director so as to provide a reasonable opportunity for such Incumbent Directors to be present at such meeting.

          "Conversion Price" means $45.00, subject to adjustment from time to
           ----------------
     time as provided in paragraph 4.

          "Conversion Stock" means shares of the Corporation's Common Stock, no
           ----------------
     par value per share; provided that if there is a change such that the securities issuable upon conversion of the Series C Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series C Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "Convertible Securities" means any stock or securities directly or
           ----------------------
     indirectly convertible into or exchangeable for Common Stock.

          "Current Market Price Per Common Share" means, as of any date, the
           -------------------------------------
     average (weighted by daily trading volume) of the Daily Prices per share of Common Stock for the 30 consecutive trading days immediately prior to such date.

          "Daily Price" means, as of any date, (i) if the shares of such class
           -----------
     of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such date as reported on the NYSE
            ----
     Composite Transactions Tape; (ii) if the shares of such class of Common Stock then are not listed and traded on the NYSE, the closing price on such date as reported by the principal national securities exchange on which the shares are listed and traded; (iii) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such date on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (iv) if the shares of such class of
       ------

     Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such date as reported by NASDAQ.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Liquidation Value" on any date means, with respect to one share of
           -----------------
     Series C Preferred Stock, the greater of (i) the Accreted Value on such date, plus all dividends (whether or not earned or declared) accrued since the end of the previous Dividend Period and (ii) the amount that would have been payable on a number of shares of Common Stock equal to the number of shares of Common Stock into which a share of Series C Preferred Stock was convertible immediately prior to such date.

          "Market Day" means a day on which the principal national securities
           ----------
     market or exchange on which the Common Stock is listed or admitted for trading is open for the transaction of business.

          "Market Price" of any security means the average of the closing prices
           ------------
     of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series C Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series C Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

          "Options" means any rights, warrants or options to subscribe for or
           -------
     purchase Common Stock or Convertible Securities.

          "Person" as used herein means any corporation, limited liability
           ------
     company, partnership, trust, organization, association, other entity or individual.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Transfer Agent" means the transfer agent for the Series C Preferred
           --------------
     Stock appointed by the Corporation.

          "Voting Securities" means securities of the Corporation ordinarily
           -----------------
having the power to vote for the election of directors of the Corporation; provided that when the term

"Voting Securities" is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.